ARTICLES OF INCORPORATION

EXPEDITED
AZ CORP COMMISSION
FILED
0885554-5
Aug 20 4 43 PM '99
*
MF 9-3-99

OF

PLAE, INC.

(An Arizona Business Corporation)

APPR RATIB NASIC
DATE APPR 08-20-99
TERM
DATE TIME

DO NOT PUBLISH THIS SECTION

ARTICLE 1
The corporate name must contain a corporate ending which may be "corporation," "association," "company," "limited," "incorporated" or an abbreviation of any of these words. If you are the holder or assignee of a trademark or trademark, attach Declaration of Tradename Holder form.

ARTICLE 3
The name cannot imply that the corporation is organized for any purpose other than the initial business indicated in this article.

ARTICLE 4
The total number of authorized shares cannot be "Zero" or "Not Applicable."

ARTICLE 5
May be in care of the statutory agent.

ARTICLE 6
The statutory agent address cannot be a P.O. Box. It must be a physical address in Arizona. The agent must sign the Articles or provide a consent to acceptance of appointment.

1. Name. The name of the Corporation is Plae, Inc.

2. Purpose.

The purpose for which this Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the laws of Arizona, as they may be amended from time to time.

3. Initial Business.

The Corporation initially intends to conduct the business of internet content provider

4. Authorized Capital.

The Corporation shall have authority to issue One Million shares of Common Stock.

5. Known Place of Business. (In Arizona)

The street address of the known place of business of the Corporation is:

815 N. First Street, Suite 4

Phoenix, AZ 85003

6. Statutory Agent. (In Arizona)

The name and address of the statutory agent of the Corporation is:

National Registered Agents, Inc.

815 N. First Avenue, Suite 4

Phoenix, AZ 85003

DO NOT PUBLISH THIS SECTION

A minimum of 1 director is required

7. Board of Directors

The initial board of directors shall consist of One director(s). The name(s) and address(es) of the person(s) who is(are) to serve as the director(s) until the first annual meeting of shareholders or until his(her)(their) successor(s) is(are) elected and qualifies is(are):

Name: Spencer Eubank

Address: 3535 Pacific Coast Highway, Suite 11

City, State, Zip: Corona Del Mar, CA 92625

Name:

Address:

City, State, Zip:

The number of persons to serve on the board of directors thereafter shall be fixed by the Bylaws.

8. Incorporators.

The name(s) and address(es) of the incorporator(s) is (are):

Name: Michele E. Negrete

Address: 2030 Main Street, Suite 1030

City, State, Zip: Irvine, CA 92614

All powers, duties and responsibilities of the incorporators shall cease at the time of delivery of these Articles of Incorporation to the Arizona Corporation Commission.

ARTICLE 8
A minimum of 1 incorporator is required. All incorporators must sign both the Articles of Incorporation and the Certificate of Disclosure.

9. Indemnification of Officers, Directors, Employees and Agents.

The Corporation shall indemnify any person who incurs expenses or liabilities by reason of the fact he or she is or was an officer, director, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise. This indemnification shall be mandatory in all circumstances in which indemnification is permitted by law.

10. Limitation of Liability.

To the fullest extent permitted by the Arizona Revised Statutes, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for any action taken or any failure to take any action as a director. No repeal, amendment or modification of this article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director of the Corporation occurring prior to such repeal, amendment or modification.

DO NOT PUBLISH THIS SECTION

Phone and fax numbers are optional.

The agent may consent to the appointment by either executing the consent, attaching a cover letter, or if paying by check, executing the check.

The Articles must be accompanied by a Certificate of Disclosure, executed within 30 days of delivery to the Commission, by all incorporators.

CF: 0042
Rev.1/99

EXECUTED this 20th day of August 1999 by all of the incorporators.

Signed [signature]

Michele E. Negrete
[Print Name Here]

[Print Name Here]

PHONE 800-562-6439 FAX 800-562-6504

Acceptance of Appointment By Statutory Agent

The undersigned hereby acknowledges and accepts the appointment as statutory agent of the above-named corporation effective this 20th day of August 1999.

National Registered Agents, Inc.

Signed [signature]

Charles Baclet, Vice President
[Print Name Here]